EXHIBIT 99.1

COMPANY ANNOUNCEMENT

           DR. GREGORY J. CLARK RESIGNS FROM SSP'S BOARD OF DIRECTORS

                    WILL CONTINUE TO SERVE ON ADVISORY BOARD

IRVINE, Calif., July 11, 2003 - SSP Solutions, Inc. (Nasdaq: SSPX), a long-term provider of identity management solutions for corporate and government institutions, today announced that Dr. Gregory J. Clark has resigned, effective immediately, from its board of directors and from its audit committee. Although Dr. Clark has accepted a new position that requires an exclusive time commitment, he has agreed to serve on SSP's advisory board.

"We are sorry that Dr. Clark will no longer be on our board of directors, but we would like to acknowledge the positive impact he has made on SSP," stated Marvin Winkler, SSP's co-chairman, co-CEO. "His contributions are extremely valuable. We are delighted he has agreed to a position on our advisory board and we wish him well in his future endeavors."

About SSP Solutions, Inc.

SSP Solutions, Inc. designs and develops innovative identity management solutions for corporate and government institutions. Our PKI solutions streamline the deployment, use, and management of digital identities across an organization, to deliver strong authentication and access control. For more information, visit http://www.sspsolutions.com/ or call SSP Solutions, Inc.
(949) 851-1085.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

With the exception of historical information, matters discussed in this news release including, in particular the reference to the future business potential, are forward-looking statements involving a number of risks and uncertainties and may not be achieved due to factors beyond our control, including changing regulatory and technological environments, our ability to obtain key components from suppliers, technological difficulties, increased competition, and changing customer demands. Other risks inherent in our business are described in Securities and Exchange Commission filings. SSP Solutions, Inc. undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

                                      # # #

SSP SOLUTIONS INC., IRVINE
Press Relations (Editorial)
(949) 851-1085
pr@sspsolutions.com
-------------------
SSP SOLUTIONS INVESTOR CONTACT:
Investor Relations Contact
Thomas Schiff
SSP Solutions, Inc.
(949) 851-1085
tom.schiff@sspsolutions.com
---------------------------